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                                                           EXHIBIT 99.17(b)(iii)

                            MASTERWORKS FUNDS INC.
                               111 CENTER STREET
                         LITTLE ROCK, ARKANSAS  72201
                          TELEPHONE:  1-888-204-3956

            _____________________________________________________

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        SHORT-INTERMEDIATE TERM FUND

                       TO BE HELD ON NOVEMBER 24, 1998

            _____________________________________________________

To the Shareholders of the Short-Intermediate Term Fund (the "S-I Term Fund") of MasterWorks Funds Inc. ("MasterWorks"):

          PLEASE TAKE NOTE that a SPECIAL MEETING OF SHAREHOLDERS (the "Special Meeting") of the S-I Term Fund will be held on Friday, November 24, 1998, at 11:00 a.m. (Central time) at the principal office of MasterWorks, 111 Center Street, Little Rock, Arkansas 72201. The Special Meeting is being called for the following purposes:

           (1) To approve an Agreement and Plan of Consolidation (the "Plan") for the S-I Term Fund and the transactions contemplated thereby, which include (a) the transfer of all of the assets of the S-I Term Fund to the Short-Intermediate U.S. Government Income Fund (the "Government Fund") of Stagecoach Funds, Inc., and the assumption by the Government Fund of all of the liabilities of the S-I Term Fund, in exchange for Class A Shares of the Government Fund; and (b) the distribution to shareholders of the S-I Term Fund of the shares of the Government Fund so received.

           (2) To transact such other business as may properly come before the meeting, or any adjournment(s) thereof, including any adjournment(s) necessary to obtain requisite quorums and/or approvals.

           The Board of Directors of MasterWorks has fixed the close of business on October 9, 1998, as the record date (the "Record Date") for the determination of Fund shareholders entitled to receive notice of and to vote at the Special Meeting or any adjournment(s) thereof. The Combined Prospectus/Proxy Statement contains further information regarding the meeting and the proposal. Even if you do not attend the Special Meeting in person, you may vote in any one of three ways:

           1. Mark, sign, date and return the enclosed Proxy Ballot in the enclosed postage-paid envelope; or

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           2.   Vote by telephone by calling SCC toll-free at [1-800-733-8481
EXT. ___ FROM 6:00 A.M. TO 8:00 P.M. (PACIFIC TIME) (A CONFIRMATION OF YOUR TELEPHONIC VOTE WILL BE SENT TO YOU)]; or

           3. Mark, sign, date and fax the enclosed Proxy Ballot (both front and back) to Shareholder Communications Corp. ("SCC") at [1-800-733-1885 (A CONFIRMATION OF YOUR FACSIMILE VOTE WILL BE SENT TO YOU)].

           IN ORDER FOR THE PLAN TO BE APPROVED, THE HOLDERS OF A MAJORITY OF THE S-I TERM FUND'S SHARES OUTSTANDING ON THE RECORD DATE MUST BE PRESENT IN PERSON OR BY PROXY. THEREFORE, YOUR PROXY IS VERY IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY BALLOT TODAY, EITHER IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR BY TELEFACSIMILE (FRONT AND BACK) AT [1-800-733-1885, OR BY CALLING TOLL-FREE AT 1-800-733-8481 EXT. ____]. SIGNED BUT UNMARKED PROXY BALLOTS WILL BE COUNTED IN DETERMINING WHETHER A QUORUM IS PRESENT AND WILL BE VOTED IN FAVOR OF THE PROPOSAL.

                                By Order of the Board of Directors



                                Richard H. Blank, Jr.
                                Secretary

October __, 1998


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                     YOUR VOTE IS VERY IMPORTANT TO US
                                 REGARDLESS
                    OF THE NUMBER OF SHARES THAT YOU OWN.
                      PLEASE VOTE BY MAIL, FACSIMILE OR
                          OR TELEPHONE IMMEDIATELY.

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